Exhibit 10.2

Loan No.: 940960046

PROMISSORY NOTE

$84,500,000.00	Portland, Oregon
June 1, 2011

FOR VALUE RECEIVED, AAT OREGON OFFICE I, LLC, a Delaware limited liability company (“Borrower”), as maker, having an address at 11455 El Camino Real, Suite 200, San Diego, California 92130, Attention: Robert Barton and John Chamberlain hereby unconditionally promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION, a national banking association, having an address at c/o Midland Loan Services, Inc., 10851 Mastin, Suite #300, Overland Park, Kansas 66210, Reference Loan Number 940960046 (together with its successors and assigns, “Lender”), or at such other place as the holder hereof may from time to time designate in writing, the aggregate principal sum of $84,500,000.00, in lawful money of the United States of America, with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), and to be paid in installments as follows:

ARTICLE 1: PAYMENT TERMS

(a) A payment on the date hereof on account of all interest that will accrue on the principal amount of the Loan from and after the date hereof through and including the last day of June, 2011;

(b) A payment (the “Monthly Payment”) equal to the amount of interest which has accrued during the preceding Interest Accrual Period (defined below) computed at the Applicable Interest Rate (defined below) on the first (1st) day of August, 2011 and on the first (1st) day of each calendar month thereafter (each such date to be hereinafter referred to as a “Monthly Payment Date”) up to and including the first (1st) day of June, 2016, with each Monthly Payment to be applied to the payment of interest which has accrued during the preceding Interest Accrual Period;

(c) The principal sum of the Loan and all interest thereon shall be due and payable on July 1, 2016, (the “Maturity Date”).

(d) Interest on the principal sum of this Note shall be calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on a 360-day year.

(e) As used herein, the term “Interest Accrual Period” shall mean (i) for the first such period, the period beginning on the date hereof and ending on (but including) the last day of June, 2011 and (ii) with respect to each subsequent period beginning with the period immediately following the period described in subsection (i) above, the period beginning on the first day of each calendar month during the term hereof and ending on (but including) the last day of such calendar month.

ARTICLE 2: INTEREST

The term “Applicable Interest Rate” for the purposes hereof and each other Loan Document shall mean an interest rate equal to 3.965% per annum. Interest shall accrue on the Debt (defined below) at the Applicable Interest Rate or Default Rate (as applicable) until repaid in accordance with the terms and conditions hereof and of the other Loan Documents.

ARTICLE 3: DEFAULT AND ACCELERATION

(a) The whole of the principal sum of this Note, (b) interest, Default Interest (as defined below), late charges and other sums, as provided in this Note, the Security Instrument or the other Loan Documents (defined below), (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the other Loan Documents, (d) all sums advanced pursuant to the provisions of the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (e) all reasonable sums advanced and costs and expenses incurred by Lender pursuant to the provisions of this Note, the Security Instrument or the other Loan Documents in connection with the Debt (defined below) or any part thereof, any renewal, extension or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the “Debt”) shall without notice become immediately due and payable at the option of Lender if (i) any Monthly Payment is not paid within five (5) days of the date when due, (ii) any other portion of the Debt is not paid within five (5) days of the date when due, (iii) the entire Debt is not paid on or before the Maturity Date or (iv) Borrower commits any other default, and fails to cure same prior to the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or any of the other Loan Documents (collectively, an “Event of Default”).

ARTICLE 4: DEFAULT INTEREST

Borrower does hereby agree that upon the occurrence of an Event of Default, (a) Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (i) four percent (4%) plus the Applicable Interest Rate and (ii) the maximum interest rate which Borrower may by law pay (the “Default Rate”) and (b) all references herein and/or in any other Loan Document to the “Applicable Interest Rate” shall be deemed to refer to the Default Rate. The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or waived or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default. Notwithstanding the foregoing, in the event Borrower becomes liable for interest at the Default Rate under this Article 4 (such interest, the “Default Interest”) due to the occurrence of a Qualifying Non-Monetary Default (defined below), Borrower shall only be liable for such Default Interest for a period not to exceed six (6) months unless (i) Lender actively pursues a foreclosure action (or non-judicial foreclosure) as a result of such Qualifying Non-Monetary Default (in which case, Borrower shall be liable for Default

Interest for a period equal to (I) the duration of Lender’s pursuit of the remedies described above plus (II) the first six (6) months following the occurrence of the applicable Qualifying Non-Monetary Default (less any portion of such six (6) month period occurring after Lender’s commencement of its pursuit of the remedies described above)) or (ii) a monetary Event of Default shall at any time exist (in which case, Borrower shall be liable for Default Interest from the date of the occurrence of the applicable Qualifying Non-Monetary Default). As used herein and in the other Loan Documents, a “Qualifying Non-Monetary Default” shall mean a non-monetary Event of Default which (a) cannot reasonably be cured by Borrower and (b) in Lender’s good faith, reasonable determination, (i) was not committed intentionally and knowingly by Borrower with the intention of violating the terms and conditions of the Loan Documents and (ii) does not have a Material Adverse Effect (as defined in the Security Instrument).

ARTICLE 5: PREPAYMENT

Except as otherwise expressly permitted by this Article 5 or in the Security Instrument, no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under this Note can be made by Borrower or any other Person without the express written consent of Lender.

(a) Lockout Period. Borrower has no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan during the Lockout Period (defined below). Notwithstanding the foregoing, if (i) Lender, in its sole and absolute discretion, accepts a full or partial voluntary prepayment during the Lockout Period or (ii) there is an involuntary prepayment during the Lockout Period, then, in any such case, Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender short interest (if applicable) and a prepayment premium, in each case, in an amount calculated in accordance with subsection (c) below.

(b) Intentionally Omitted.

(c) Prepayment During the Lockout Period. During the Lockout Period, in the event of any involuntary prepayment of the Loan or any other amount under this Note, whether in whole or in part, in connection with or following Lender’s acceleration of this Note, or otherwise, and whether the Security Instrument is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, including, without limitation, repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption, Borrower shall, in addition to any portion of the principal balance of the Loan prepaid (together with all interest accrued and unpaid thereon and, in the event the prepayment is made on a date other than a Monthly Payment Date, a sum equal to the amount of interest which would have accrued under this Note on the amount of such prepayment if such prepayment had occurred on the next Monthly Payment Date (such amount, the “Interest Shortfall”)), pay to Lender a prepayment premium in an amount equal to the Default Yield Maintenance Premium (hereafter defined).

(d) Insurance and Condemnation Proceeds; Excess Interest. Notwithstanding any other provision herein to the contrary, and provided no Event of Default exists, Borrower shall not be required to pay any prepayment premium (other than any applicable Interest Shortfall) in connection with any prepayment occurring solely as a result of (i) the application of insurance proceeds or condemnation proceeds or the payment by Borrower of the Condemnation Payment (as defined in the Security Instrument), in each case, pursuant to the terms of the Loan Documents (which such prepayment shall deemed to be permitted hereunder), (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan or (iii) the exercise by Lender of any other right under the Loan Documents to apply an amount received by Lender to the principal balance of this Note, other than any exercise in connection with an Event of Default, which shall be controlled by the preceding paragraph (c).

(e) After the Lockout Period. Borrower shall have the right to voluntarily prepay this Note in whole (but not in part); provided, that, (i) Borrower provides Lender at least fifteen (15) days (but not more than one hundred and eighty (180) days) prior written notice, (ii) such prepayment is made on or prior to the Maturity Date, (iii) as of the date of prepayment, the initial Lockout Period has expired and no other Lockout Period exists and (iv) such prepayment is accompanied by (A) if such prepayment is on any day other than a Monthly Payment Date, a sum equal to the amount of then applicable Interest Shortfall and (B) if such prepayment is made prior to the Open Period, a sum equal to the Yield Maintenance Premium. Notwithstanding the foregoing, no earlier than 24 hours prior to the first Monthly Payment Date occurring during the Open Period (such Monthly Payment Date, the “First OPD”), Borrower shall have the right to deposit with Lender an amount equal to the amount sufficient to prepay the Note in whole on the First OPD in accordance with the applicable terms and conditions hereof (such amount, the “Prepayment Amount”), which such Prepayment Amount shall be held in escrow by Lender and applied by Lender to the Debt on the First OPD.

(f) Limitation on Partial Prepayments. Except as otherwise expressly provided herein or in the other Loan Documents, in no event shall Lender have any obligation to accept a partial prepayment.

(g) Certain Defined Terms. As used herein, the following terms shall have the following meanings:

(i) “Default Yield Maintenance Premium” shall mean an amount equal to the Yield Maintenance Premium except that when calculating the Yield Maintenance Premium, the reference to “Applicable Interest Rate” in the definition of “Calculated Payments” shall be deemed to mean and refer to the “Default Rate”.

(ii) “Lockout Period” shall mean the period commencing on the date hereof and ending on the Monthly Payment Date occurring in July, 2012; provided, that, a Lockout Period shall be deemed to exist for all purposes hereunder to the extent that an Event of Default is continuing.

(iii) “Open Period” shall mean the period beginning on the Monthly Payment Date occurring in March, 2016 and ending on (but including) the Maturity Date.

(iv) “Yield Maintenance Premium” shall mean an amount equal to the greater of (a) an amount equal to 0.75% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the Maturity Date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender’s calculation of the Yield Maintenance Premium shall be conclusive absent manifest error.

ARTICLE 6: SECURITY

This Note is secured by the Security Instrument and the other Loan Documents. The term “Security Instrument” as used in this Note shall mean the Deed of Trust and Security Agreement dated as of the date hereof given by Borrower (among others) to Lender covering the fee simple estate of Borrower in certain premises located in the City of Portland and County of Multnomah, State of Oregon, and other property, as more particularly described therein (collectively, the “Property”) and intended to be duly recorded in the Multnomah County Recorder’s Office. The term “Loan Documents” as used in this Note shall mean all and any of the documents and/or instruments executed by Borrower and/or others and by or in favor of Lender in connection with the Loan. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators.

All of the terms, covenants and conditions contained in the Security Instrument and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

ARTICLE 7: SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

ARTICLE 8: LATE CHARGE

If any monthly installment of principal or interest payable under this Note is not paid within five (5) days of the date on which it was due, Borrower shall pay to Lender upon demand an amount equal to the lesser of 2.5% of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the other Loan Documents.

ARTICLE 9: NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 10: JOINT AND SEVERAL LIABILITY

If there is more than one Borrower, the obligations and liabilities of each such person or party shall be joint and several.

ARTICLE 11: WAIVERS

Except as otherwise provided herein, in the Security Instrument, or in the other Loan Documents, Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the other Loan Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation. If Borrower is a limited liability company, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the members comprising, or the managers, officers or agents relating to, the limited liability company. The term “Borrower”, as used herein, shall include any alternate or successor partnership, corporation, limited liability company or other entity or person to the Borrower named herein, but any predecessor partnership (and their partners), corporation, limited liability company, other entity or person shall not thereby be released from any liability except as otherwise provided in the Security Instrument or other Loan Documents. Nothing in this Article 11 shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership which may be set forth in the Security Instrument or any other Loan Document.

ARTICLE 12: DEFINITIONS

All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Security Instrument and the other Loan Documents.

ARTICLE 13: WAIVER OF TRIAL BY JURY

BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

ARTICLE 14: EXCULPATION

(a) Notwithstanding any contrary provisions contained herein, the Security Instrument or the other Loan Documents (other than a provision herein or therein which expressly states that it is intended to override any exculpatory provisions of this Note), Lender shall not enforce the liability and obligation of Borrower, to perform and observe the obligations contained in this Note, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or any partner or member of Borrower, except that Lender may bring a foreclosure action (where no deficiency judgment is sought against Borrower or any partner or member of Borrower), an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instrument, the other Loan Documents, and the interests in the Property; and any other collateral given to Lender pursuant to the Security Instrument and the other Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall not be enforceable against Borrower (or any partner or member of Borrower) except to the extent of Borrower’s interest in the Property and in any other collateral given to Lender as security, and Lender, by accepting this Note, the Security Instrument and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower (or any partner or member of Borrower) in any such action or proceeding, under or by reason of or in connection with this Note, the Security Instrument or the other Loan Documents. The provisions of this paragraph shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Security Instrument or the other Loan Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument, where Lender is required to do so in order to properly pursue such action (and subject to the above-described prohibition on suing for, seeking or demanding any deficiency judgment); (3) affect the validity or enforceability of any guaranty or indemnity made in connection with this Note, the Security Instrument or the other Loan Documents (including, without limitation, the Environmental Indemnity and the Indemnity Agreement) or any of the rights and remedies of Lender thereunder (including, without limitation, Lender’s right to enforce said rights and remedies against Borrower and/or Guarantor (as applicable) personally and without the effect of the exculpatory provisions of this Article 14); (4) impair the right of Lender to obtain the appointment of a receiver; (5) impair the enforcement of any assignment; or (6) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any actual losses suffered by Lender arising out of the following:

(i) in connection with the Loan or the Property, Borrower or Sponsor or any of their respective affiliates, agents or representatives, engages in any action constituting fraud, material misrepresentation, willful misrepresentation, Gross Negligence or willful misconduct. As used above, “Gross Negligence” shall mean, as to any Person, the act or omission of such Person in reckless disregard of a legal duty or obligation to another Person;

(ii) any material inaccuracy, error or omission in the rent roll of the Property certified to by Borrower in that certain Borrower’s Certification executed in connection with the Loan;

(iii) the removal or disposal of any portion of the Property by Borrower during the continuance of an Event of Default under this Note, the Security Instrument or the other Loan Documents (unless, with respect to the removal of Personal Property, such Personal Property is contemporaneously replaced with Personal Property of equal or greater value and utility);

(iv) the misapplication, misappropriation or conversion by Borrower in violation of the terms of the Security Instrument of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, or (C) any Rents received by Borrower (or any of its agents, employees, representatives or affiliates) during the continuance of an Event of Default under this Note, the Security Instrument or the other Loan Documents;

(v) any security deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or deed in lieu thereof, except to the extent any such security deposits were applied or returned to the lessee in accordance with the terms and conditions of any of the Leases prior to such foreclosure or deed in lieu thereof;

(vi) the breach or violation by Borrower, SPE Component Entity and/or Master Lessee (prior to the Master Lease Termination) of the representations or covenants contained in Section 4.3 of the Security Instrument;

(vii) from and after a Securitization, Borrower’s failure to make the Condemnation Payment as and to the extent required under the Security Instrument;

(viii) criminal acts of Borrower or Sponsor or any of their respective affiliates, agents or representatives resulting in the seizure, forfeiture or loss of the Property;

(ix) Borrower’s failure to pay Taxes and insurance premiums when the same become due and payable in accordance with the applicable terms and conditions of the Loan Documents (except to the extent that sufficient funds to pay the same have been deposited with Lender in accordance with the Loan Documents, Lender’s access to such sums is not restricted or constrained in any manner and no Event of Default is continuing);

(x) Borrower’s failure to pay charges for labor or materials or other charges that can create liens on the Property, in accordance with the terms of the Loan Documents;

(xi) any act of physical waste or arson with respect to the Property by Borrower or Sponsor or any of their respective affiliates, agents or representatives;

(xii) Borrower’s failure or refusal to permit on site inspections of the Property;

(xiii) Borrower or Sponsor or any of their respective affiliates, agents or representatives, delays, interferes with or frustrates, or fails to cooperate with, Lender’s exercise of remedies provided under the Loan Documents during the continuance of an Event of Default (except to the extent that Borrower or Sponsor or any of their respective affiliates, agents or representatives (as applicable) had a valid legal basis for any such action and was acting in good faith and not for the purpose of interfering with Lender’s exercise of its remedies hereunder and/or under the other Loan Documents);

(xiv) a GSA Payment Breach (as defined in the Security Instrument);

(xv) any Property Document EOD (as defined in the Security Instrument);

(xvi) a Parking Option Covenant Breach (as defined in the Security Instrument); and/or

(xvii) any failure to pay any concessions, credits or other similar amounts (including, without limitation, any tenant improvement and/or leasing commission concessions) due under the PECI Lease in connection with PECI’s exercise of its expansion rights at the Property thereunder.

(b) Notwithstanding anything to the contrary in this Note, the Security Instrument or the other Loan Documents, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower in the event that: (A) the first full Monthly Payment is not paid when due; (B) a Prohibited Transfer (as defined in the Security Instrument) occurs in violation of Article 8 of the Security Instrument; and/or (C) if (I) an involuntary petition (other than the collusive involuntary petitions described in the following clause (II)) is filed against Borrower, SPE Component Entity and/or Master Lessee (prior to the Master Lease Termination) under any Insolvency Laws (defined below) and is not dismissed within ninety (90) days of the filing thereof, (II) Borrower, SPE Component Entity and/or Master Lessee (prior to the Master Lease Termination) files, solicits or consents to the filing against Borrower, SPE Component Entity and/or Master Lessee (prior to the Master Lease Termination) of a petition, voluntary or involuntary, under applicable Insolvency Laws, or any partner, member or equivalent Person of Borrower, SPE Component Entity and/or Master Lessee (prior to the Master Lease Termination), or any person acting in concert with Borrower, SPE Component Entity and/or Master Lessee (prior to the Master Lease Termination) or any of the foregoing Persons, files or joins in the filing against Borrower, SPE Component Entity and/or Master Lessee (prior to the Master Lease Termination) of an involuntary petition under applicable Insolvency Laws and/or (III) Borrower, SPE Component Entity and/or Master Lessee (prior to the Master Lease Termination) makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due. As used herein, “Insolvency Laws” shall mean shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

(c) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with this Note, the Security Instrument or the other Loan Documents.

(d) Notwithstanding the foregoing or anything to the contrary contained herein or in any of the other Loan Documents, by acceptance of this Note, Lender hereby (i) agrees that no direct or indirect equity owner of Borrower (including, without limitation, First American Exchange Company, LLC) or any directors, officers or employees of any of the foregoing Persons (collectively, the “EAT Parties”) shall have any liability hereunder or under the other Loan Documents, including, without limitation, in connection with any deficiency judgment or other action brought under the Loan Documents and (ii) waives any claims against the EAT Parties under the Loan Documents (including, without limitation, the right to obtain a money judgment or equitable relief against any of the EAT Parties). The foregoing agreement on the part of Lender shall not be construed in any way so as to (A) affect or impair the lien of the Loan Documents, (B) except as expressly provided in the immediately foregoing sentence, affect or impair Lender’s rights or remedies as provided under the Loan Documents or by law or (C) limit or restrict the right of Lender to pursue any actions or remedies against any Persons other than the EAT Parties. The terms of this paragraph (d) shall (1) supercede all other terms and conditions contained in any other Loan Document and (2) upon the consummation of the 1031 Exchange Transfer (as defined in the Security Instrument) be null and void and of no further force or effect.

ARTICLE 15: AUTHORITY

Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the other Loan Documents and that this Note, the Security Instrument and the other Loan Documents constitute valid and binding obligations of Borrower, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and (ii) general principles of equity.

ARTICLE 16: APPLICABLE LAW

This Note shall be deemed to be a contract entered into pursuant to the laws of the State of Oregon and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of Oregon and applicable Federal laws of the United States of America.

ARTICLE 17: SERVICE OF PROCESS

Article 17 of the Security Instrument is hereby incorporated by reference as if full set forth herein.

ARTICLE 18: COUNSEL FEES

In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney’s fees for the services of such counsel whether or not suit be brought. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, whenever Borrower or Guarantor shall be responsible for Lender’s or Servicer’s attorney’s fees pursuant to the terms hereof and/or of any other Loan Documents, the following shall in all cases be deemed applicable thereto: (a) prevailing party attorney’s fees shall be recoverable in the trial court, in any appellate court and in connection with a petition for review to the Oregon Supreme Court and (b) such attorney’s fees shall still be recoverable in connection with a denial of a petition for review by the Oregon Supreme Court.

ARTICLE 19: NOTICES

All notices or other written communications to Borrower or Lender hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day after having been deposited for overnight delivery with any nationally recognized overnight courier (such as FedEx or UPS), or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Borrower or Lender at their addresses set forth in the Security Instrument or addressed as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

ARTICLE 20: MISCELLANEOUS

Except as otherwise specifically set forth in this Note, the Security Instrument, or the other Loan Documents, wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be based upon a standard of reasonability. All approvals of or waivers by Lender in respect of any of the terms, conditions or requirements of this Note must be in writing. No waiver with respect to any condition, breach or other matter shall extend to or be taken in any manner whatsoever to affect any other condition, breach or matter or affect Lender’s rights resulting therefrom. Notwithstanding anything to the contrary contained herein or in any other Loan Document, whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately succeeding Business Day, provided, however, with respect to (A) any Monthly Payment due hereunder or any grace period granted hereunder or under the other Loan Documents with respect thereto, to the extent that such succeeding Business Day convention would cause either the due date of any Monthly Payment and/or the grace period relating thereto to extend beyond the sixth (6th) day of any calendar month, the due date of such Monthly Payment or the term of such grace period (as applicable) shall be deemed to be due or shall terminate (as applicable) on such sixth (6th) day (or if such sixth (6th) day is not a Business Day, the immediately preceding Business Day) and (B) the balloon payment due hereunder on the Maturity Date, if the Maturity Date does not occur on a Business Day, the Maturity Date shall be deemed to occur on the immediately preceding Business Day.

ARTICLE 21: DISCLOSURE

Borrower acknowledges receipt of and agrees to the following:

WARNING

UNLESS YOU PROVIDE US WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THE LOAN DOCUMENTS, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT YOUR INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE WE PURCHASE MAY NOT PAY ANY CLAIM YOU MAKE OR ANY CLAIM MADE AGAINST YOU. YOU MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT YOU HAVE OBTAINED PROPERTY COVERAGE ELSEWHERE.

YOU ARE RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY US. THE COST OF THIS INSURANCE MAY BE ADDED TO YOUR LOAN BALANCE IN ACCORDANCE WITH THE TERMS OF THE LOAN DOCUMENTS. IF THE COST IS ADDED TO YOUR CONTRACT OR LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING LOAN MAY APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE YOUR PRIOR COVERAGE LAPSED OR THE DATE YOU FAILED TO PROVIDE PROOF OF COVERAGE.

THE COVERAGE WE PURCHASE MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE YOU CAN OBTAIN ON YOUR OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

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IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as of the day and year first above written.

BORROWER:

AAT OREGON OFFICE I, LLC, a Delaware limited liability company

By:	First American Exchange Company, LLC, a Delaware limited liability company, its sole member

	By:	/s/ Anthony Alosi
	Name:	Anthony Alosi
	Title:	Senior Vice President